Exhibit 99.1

REVOCABLE PROXY
FIRSTFED AMERICA BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS
April 22, 2004
2:00 P.M., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert F. Stoico, Gilbert C. Oliveira and Thomas A. Rodgers, Jr., and each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) that the undersigned is entitled to vote only at the special meeting of shareholders, to be held on April 22, 2004, at 2:00 p.m., local time, at The Westin Hotel, One West Exchange Street, Providence, Rhode Island and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1. To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

2. Such other matters as may properly come before the special meeting of stockholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full ti-

tle. If shares are held jointly, each holder may sign but only one signature is required.

Please be sure to sign and date this Proxy in the box below.

Date

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Proxy Statement/Prospectus, dated March 9, 2004.

FIRSTFED AMERICA BANCORP, INC.

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS
April 22, 2004
2:00 P.M. Local Time
The undersigned hereby directs the ESOP Trustee to vote all shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) allocated to the undersigned under the FIRST FEDERAL SAVINGS BANK OF AMERICA Employee Stock Ownership Plan at the special meeting of shareholders, to be held on April 22, 2004, at 2:00 p.m., local time, at The Westin Hotel, One West Exchange Street, Rhode Island, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:	E S	1. To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster	For [ ]	Against [ ]	Abstain [ ]

	O P	2. Such other matters as may properly come before the special meeting of shareholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement.	For [ ]	Against [ ]	Abstain [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to sign and date this Voting Instruction Card in the box below	Date

Participant sign above

+	+

Arrow Up	Detach above card, sign, date and mail in postage paid envelope provided	Arrow Up
FIRSTFED AMERICA BANCORP, INC.

The above signed acknowledges receipt from the Company prior to the execution of this Voting Instruction Card of a Notice of
Special Meeting of Shareholders and of a Proxy Statement/Prospectus, dated March 9, 2004.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS
April 22, 2004
2:00 P.M. Local Time
The undersigned hereby directs the 401(K) Plan Trustee to vote all shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) that the undersigned is entitled to vote at the special meeting of shareholders, to be held on April 22, 2004, at 2:00 p.m., local time, at The Westin Hotel, One West Exchange Street, Rhode Island and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:	4 0	1. To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster	For [ ]	Against [ ]	Abstain [ ]

	1 (K)	2. Such other matters as may properly come before the special meeting of shareholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement.	For [ ]	Against [ ]	Abstain [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to sign and date this Voting Instruction Card in the box below	Date

Participant sign above

+	+

Arrow Up	Detach above card, sign, date and mail in postage paid envelope provided. FIRSTFED AMERICA BANCORP, INC.	Arrow Up

The above signed acknowledges receipt from the Company prior to the execution of this Voting Instruction Card of a Notice of
Special Meeting of Shareholders and of a Proxy Statement/Prospectus, dated March 9, 2004.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FROM:	Anthony Weatherford
TO:	All Employees
DATE:	March 12, 2004
SUBJECT:	ESOP and 401(k) Plan — Voting and Merger Consideration Elections

FIRSTFED AMERICAN BANCORP, INC (“FAB”) will be holding a Special Meeting of Shareholders on April 22, 2004. All employees who are shareholders of FAB common stock as of March 3, 2004 through the 401(k) Plan or the ESOP will begin receiving voting instruction cards, merger consideration election forms and a Prospectus/Proxy Statement today. If you do not receive a Prospectus/Proxy Statement and you owned FAB common stock in the ESOP or the 401(k) Plan on March 3, 2004, you can obtain the Prospectus/Proxy Statement and the voting and merger consideration election forms by contacting Anthony L. Weatherford, Sr. Vice President in Human Resources.

VOTING INSTRUCTION CARDS

If you own FAB common stock through either the ESOP or the 401(k) Plan you will receive an individual voting instruction card and postage paid return envelope for each of the plans. IT IS VERY IMPORTANT TO RETURN EACH VOTING INSTRUCTION CARD IN THE CORRECT ENVELOPE FOR THAT PLAN TO TABULATE YOUR VOTES.

The 401(k) Plan voting instruction card is marked “401(k)” (in vertical letters at the top of the card) and will have an envelope to be sent to REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, N.J. 07016-3572.

The ESOP voting instruction card is marked “ESOP” (in vertical letters at the top of the card) and will have envelope to be sent to FIRST BANKERS TRUST COMPANY, NA, P.O. BOX 3566, QUINCY, ILLINOIS, 62305.

As an employee/owner of FAB and a participant in the 401(k) Plan and/or ESOP you have the right to direct the trustee how to vote on all shareholder matters. Your vote is confidential and will not be revealed to any employees or directors of FAB or First Federal Savings Bank of America. You are encouraged to submit all your voting instruction cards and proxy cards.

MERGER CONSIDERATION ELECTION FORMS

If you own FAB common stock through either the ESOP or the 401(k) Plan you will receive an individual merger consideration election form. The merger consideration election forms allow you to elect how you wish your shares of FAB common stock, held in the ESOP and/or the 401(k) Plan, to be treated upon the completion of the proposed merger with Webster Financial Corporation. You will be allowed to elect cash, Webster Financial Corporation common stock or a combination of cash and Webster Financial Corporation common stock for your shares, subject to possible proration. PLEASE REVIEW THE PROSPECTUS/ PROXY STATEMENT FOR A DETAILED DESCRIPTION OF THE TERMS AND CONDITIONS OF EACH OF THE ELECTIONS.

Completed ESOP merger consideration election forms should be returned by April 12, 2004 to FIRST BANKERS TRUST COMPANY, NA in the postage paid envelope provided.

Completed 401(k) plan merger consideration election forms should be returned by April 12, 2004 to Anthony Weatherford in Human Resources.

If you have any questions, please feel free to contact me.

March 12, 2004

Dear Participant:

The FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan (the “Incentive Plan”) holds 3,728 shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) in trust for the benefit of certain employees and Directors of the Company and First Federal Savings Bank of America (the “Bank”). As a participant in the Incentive Plan, you may direct the Incentive Plan Trustee how to vote the unvested shares of the Company common stock awarded to you and held in the Incentive Plan Trust.

We, the Board of Directors, are forwarding to you the attached Vote Authorization Form provided for the purpose of conveying your voting instructions to the Incentive Plan Trustee. The Incentive Plan Trustee will vote those shares of the Company’s common stock held in the Incentive Plan Trust in accordance with the instructions you provide.

At this time, in order to direct the voting of the unvested shares awarded to you under the Incentive Plan, please complete and sign the enclosed Vote Authorization Form and return it in the accompanying envelope by April 12, 2004. Your vote will only be revealed to Anthony L. Weatherford, Senior Vice President, Director of Human and Organizational Resources who will tabulate the votes, in confidence.

Sincerely,

Robert F. Stoico
Chairman of the Board of Directors
On Behalf of the Board of Directors
FIRSTFED AMERICA BANCORP, INC

VOTE AUTHORIZATION FORM
FIRSTFED AMERICA BANCORP, INC.
1997 STOCK-BASED INCENTIVE PLAN

     I understand that the Incentive Plan Trustee is the holder of record and custodian of all unvested shares of Company common stock awarded to me under the Incentive Plan. I understand that my voting instructions are solicited on behalf of the Board of Directors for the Special Meeting of the Shareholders of FIRSTFED AMERICA BANCORP, INC. to be held on April 22, 2004 at 2:00 p.m. local time at The Westin Hotel, One West Exchange Street, Providence, Rhode Island. The Incentive Plan Trustee is to vote my shares as follows:

1. To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

2. Such other matters as may properly come before the special meeting of shareholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

     The Incentive Plan Trustee is authorized to vote the unvested shares of Company common stock awarded to me as indicated above.

DATE	SIGNATURE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.